Exhibit 99.1
For Release on August 2nd, 2007
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS
•	Second quarter 2007 total revenue increased 9.4% to $119.8 million versus $109.5 million in second quarter 2006.

•	Second quarter 2007 operating income increased 20.8% to $16.4 million versus $13.6 million in second quarter 2006.

•	Second quarter 2007 earnings per share were $0.24 compared to a loss per share of $0.13 in second quarter 2006.
New York, NY — August 2, 2007 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names New York Sports Clubs, Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, announced its results for the quarter ended June 30, 2007.
Robert Giardina, Chief Executive Officer of TSI, commented: “I am pleased to report that we had a good second quarter, which keeps us on track for achieving our guidance for 2007. On August 1, we opened our sixth club for 2007 and have an additional nine clubs under construction planned to open during the remainder of the year. Our ancillary and other non-membership revenues continue to build as a percentage of total revenues over the prior year, with our focus on personal training and other services, helping to drive that component of our business.”
Quarter ended June 30, 2007 Financial Highlights:
Revenue (in $’000s) was comprised of the following:

	Three Months Ended June 30,
	2006		2007
Membership dues	$86,764	79.3%	$93,818	78.3%
Initiation fees	2,321	2.1%	3,096	2.6%

Membership revenue	89,085	81.4%	96,914	80.9%

Personal training revenue	13,084	11.9%	15,482	12.9%
Other ancillary club revenue	5,490	5.0%	5,732	4.8%

Ancillary club revenue	18,574	16.9%	21,214	17.7%

Fees and other revenue	1,810	1.7%	1,650	1.4%

Total revenue	$109,469	100.0%	$119,778	100.0%

Total revenue for Q2 2007 grew 9.4% to $119.8 million from $109.5 million in Q2 2006. The increase in revenue was driven by growth in membership revenue and ancillary club revenue.
•	Membership revenue for Q2 2007 grew 8.8% to $96.9 million from $89.1 million in Q2 2006.

•	Ancillary club revenue for Q2 2007 grew 14.2% to $21.2 million from $18.6 million in Q2 2006.

•	Comparable club revenue increased 5.7% during Q2 2007. Of this 5.7% increase, 2.9% was due to an increase in membership, 0.8% was due to an increase in price and 2.0% was due to an increase in ancillary club revenue and fees and other revenue.
Total operating expenses increased 7.8% to $103.4 million in Q2 2007 compared to $95.9 million in Q2 2006.
•	Payroll and related expenses increased 9.8% or $4.0 million to $44.6 million in Q2 2007 compared to $40.6 million in Q2 2006, much in line with revenue growth.
•	Payroll costs directly related to the Company’s personal training, group fitness training, and programming for children increased $1.4 million or 14.7%, due to increased demand for these programs.
•	Club operating expenses increased 3.1% or $1.1 million to $37.9 million in Q2 2007 compared to $36.8 million in Q2 2006.
•	Rent and occupancy expenses increased $1.9 million. Rent and occupancy expenses at clubs that opened after April 1, 2006 or that are currently being constructed increased $1.6 million.

•	Advertising and marketing expenses decreased $1.8 million, as we expended $1.7 million in Q2 2007 compared to $3.5 million in Q2 2006, primarily due to a shift in the timing of our advertising plans.

•	As part of a customer service initiative, we outsourced towel laundry service in 42 clubs as of June 30, 2007, as compared to 20 clubs at June 30, 2006. As our clubs have become more intensely clustered in our markets, and member cross usage becomes more prevalent, we have found it increasingly necessary to offer towel laundry service at more of our clubs. Accordingly, we experienced a $492,000 increase in laundry expenses during Q2 2007 compared to Q2 2006.
•	General and administrative expenses were $9.1 million in Q2 2007 compared to $8.1 million in Q2 2006.
•	Corporate rent increased $474,000 primarily due to the relocation of our corporate headquarters in the beginning of June 2007. The costs for the remainder of the lease obligation of the vacated location were recorded in Q2 2007.
•	The remaining increase in general and administrative expenses is due to increased costs to support the growth in our business in 2007.
In Q2 2006, the Company incurred $1.1 million of costs related to the examination of strategic and financing alternatives, while no such costs were incurred in Q2 2007.

•	Depreciation and amortization expenses increased $1.3 million to $11.7 million in Q2 2007 from $10.4 million in Q2 2006, principally due to new and expanded clubs.

•	Loss on extinguishment of debt totaled $8.7 million in Q2 2006 related to the early redemption of $85.0 million of outstanding principal of the 9 5/8% Senior Notes.

•	The Company recorded an income tax provision of $4.4 million in Q2 2007 compared to a benefit of $1.7 million in Q2 2006.
Net income in Q2 2007 was $6.4 million compared to a net loss of $2.7 million in Q2 2006.
EBITDA in Q2 2007 increased 17.0% to $28.6 million from $24.5 million in Q2 2006. As a percentage of total revenue, EBITDA margin was 23.9% in Q2 2007, compared to 22.3% in Q2 2006. Please refer to the reconciliation of net income (loss) to EBITDA at the end of this release.

Six Months Ended June 30, 2007 Financial Highlights:
Revenue (in $’000s) was comprised of the following:

	Six Months Ended June 30,
	2006		2007
Membership dues	$169,903	79.6%	$184,802	78.6%
Initiation fees	4,252	2.0%	5,979	2.5%

Membership revenue	174,155	81.6%	190,781	81.1%

Personal training revenue	25,352	11.9%	29,403	12.5%
Other ancillary club revenue	11,075	5.2%	12,284	5.2%

Ancillary club revenue	36,427	17.1%	41,687	17.7%

Fees and other revenue	2,913	1.3%	2,687	1.2%

Total revenue	$213,495	100.0%	$235,155	100.0%

Total revenue for the six months ended June 30, 2007 grew 10.1% to $235.2 million from $213.5 million in the same period in 2006. The increase in revenue was driven by growth in membership revenue and ancillary club revenue.
•	Membership revenue in the six months ended June 30, 2007 grew 9.5% to $190.8 million from $174.2 million in the same period in 2006.

•	Ancillary club revenue in the six months ended June 30, 2007 grew 14.4% to $41.7 million from $36.4 million in the same period in 2006.

•	Comparable club revenue increased 6.7% during the six months ended June 30, 2007. Of this 6.7% increase, 3.7% was due to an increase in membership, 0.9% was due to an increase in price and 2.1% was due to an increase in ancillary club revenue and fees and other revenue.
Total operating expenses increased 8.9% or $16.8 million to $206.3 million in the six months ended June 30, 2007 compared to $189.5 million in the same period in 2006.
•	Payroll and related expenses increased 9.6% or $7.8 million to $89.3 million in the six months ended June 30, 2007 compared to $81.5 million during the same period in 2006.
•	Payroll costs directly related to the Company’s personal training, group fitness training, and programming for children increased $2.3 million or 12.4%, due to increased demand for these programs.

•	Operating expenses in the six months ended June 30, 2006 included a charge relating to severance paid to our former Chairman and certain employees who agreed to severance packages totaling $1.6 million. The total costs of these severance packages were recorded in Q1 2006 while no comparable costs were incurred in the six months ended June 30, 2007.
•	Club operating expenses increased 8.5% or $6.0 million to $77.3 million in the six months ended June 30, 2007 compared to $71.3 million in the same period in 2006.
•	Rent and occupancy expenses increased $4.2 million. Rent and occupancy expenses at clubs that opened after January 1, 2006 or that are currently being constructed increased $3.5 million.

•	Advertising and marketing expenses decreased $750,000, as we expended $5.0 million in the six months ended June 30, 2007 compared to $5.7 million in the same period in 2006 primarily due to a shift in the timing of our advertising plans.

•	As part of a customer service initiative, we outsourced towel laundry service in 42 clubs as of June 30, 2007, as compared to 20 clubs at June 30, 2006. As our clubs have become more intensely clustered in our markets, and member cross usage becomes more prevalent, we have found it increasingly necessary to offer towel laundry service at more of our clubs. Accordingly, we experienced a $1.1 million increase in laundry expenses during the six months ended June 30, 2007 compared to the six months ended June 30, 2006.
•	General and administrative expenses were $16.9 million in the six months ended June 30, 2007 compared to $16.0 million in the same period in 2006.
•	Corporate rent increased $536,000 primarily due to the relocation of our corporate headquarters in the beginning of June 2007. The costs for the remainder of the lease obligation of the vacated location were recorded in Q2 2007.
•	The remaining increase in general and administrative expenses is due to increased costs to support the growth in our business in 2007.
In the six months ended June 30, 2006, the Company incurred $1.7 million of costs related to the examination of strategic and financing alternatives, while no such costs were incurred in the six months ended June 30, 2007.

•	Depreciation and amortization expenses increased $2.0 million to $22.8 million in the six months ended June 30, 2007 from $20.8 million in the same period in 2006, principally due to new and expanded clubs.

•	Loss on extinguishment of debt totaled $12.5 million in the six months ended June 30, 2007. The 2007 loss was due to the early termination fees, deferred financing costs written-off, and associated fees related to the tender offer and early redemption of the remaining $170.0 million of outstanding principal of the 9 5/8% Senior Notes issued by our wholly owned subsidiary Town Sports International, LLC (“TSI LLC”). Loss on extinguishment of debt totaled $8.7 million in the six months ended June 30, 2006 related to the early redemption of $85.0 million of outstanding principal of the 9 5/8% Senior Notes.

•	The Company recorded an income tax provision of $1.8 million in the six months ended June 30, 2007 compared to a benefit of $664,000 in the same period in 2006. In the six months ended June 30, 2006, an income tax charge totaling $751,000 was recorded to reflect the reduction in state tax assets that we believed were not more likely than not to be realized in association with the interest related to the pay-down of debt, resulting from the Company’s use of the proceeds from its initial public offering, which was consummated on June 7, 2006.
Net income in the six months ended June 30, 2007 was $2.6 million compared to a net loss of $2.8 million in the same period in 2006.
EBITDA in the six months ended June 30, 2007 increased 15.0% to $52.6 million from $45.7 million in the same period in 2006. As a percentage of total revenue, EBITDA margin was 22.4% in the six months ended June 30, 2007, compared to 21.4% in 2006. Please refer to the reconciliation of net loss to EBITDA at the end of this release.
Cash flow from operations in the six months ended June 30, 2007 decreased $248,000 or 0.5% to $48.2 million from $48.4 million in the same period in 2006.
Cash used in investing activities increased $16.1 million or 62.1% to $42.1 million in the six months ended June 30, 2007 from $26.0 million in the same period in 2006.
Cash provided by financing activities in the six months ended June 30, 2007 totaled $4.0 million compared with cash used in financing activities of $2.4 million in the same period in 2006.
The Company will hold a conference call on Thursday, August 2, 2007 at 5:00 PM (Eastern) to discuss the second quarter 2007 results. Robert Giardina, Chief Executive Officer, and Richard Pyle, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Website beginning August 3, 2007.

2007 Business Outlook:
Based upon the current business environment, our performance during the first half of 2007 and current trends in our market, we currently expect the following results for the remainder of 2007, subject to risks and uncertainties in any forward-looking statements including risk factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006:
As of June 30, 2007, we opened 4 new clubs during 2007 and expect to open another 11 clubs during the remainder of 2007. We expect total revenue for 2007 to be in the range of $475.0 million to $480.0 million, representing 10% to 11% growth over 2006, driven by club membership and ancillary revenue growth, the maturation of recently opened clubs, as well as new clubs to be opened during 2007.
We expect net income to be between $13.7 million and $14.7 million for 2007, when compared with 2006 net income of $4.6 million. The net income for 2007 will be arrived at after a total charge of approximately $12.5 million for early extinguishment of debt before corporate income taxes, or $7.4 million after corporate income taxes. As set forth below, the Company expects net income to be between $21.1 million and $22.1 million without the after-tax effects of these debt extinguishment costs. The Company expects earnings per share (“EPS”) of between $0.51 and $0.55 per share for the year, which includes an after-tax amount of $0.28 per share in connection with the early extinguishment of debt, or between $0.79 and $0.83 per share before the early debt extinguishment charges on an after-tax basis, unchanged from previous guidance.

	Six Months	Six Months
	Ended	Ended	Year-ended	Year Ending 2007
	June 30, 2006	June 30, 2007	2006	Guidance
All figures in thousands, except share data				Between	And

Revenue	$213,495	$235,155	$433,080	$475,000	$480,000

Net income (loss)	$(2,787)	$2,565	$4,647	$13,700	$14,700
Loss on extinguishment of debt, net of effect of taxes	5,114	7,387	9,507	7,400	7,400
Net non-recurring tax (benefit) provision (1)	751	—	(1,221)	—	—

Net income before loss on extinguishment of debt and non-recurring tax (benefit) provision	$3,078	$9,952	$12,933	$21,100	$22,100

Fully diluted share count (2)	19,783,564	26,572,355	23,154,812	26,650,000	26,650,000

(1)	The net non-recurring tax benefit in 2006 represents the $2.0 million non-recurring deferred tax benefit recorded in the fourth quarter of 2006, net of the $751,000 nonrecurring income tax charges in the first and second quarters of 2006. The Company estimates that its normalized effective tax rate for 2007 will be between 40.0% and 42.0%.

(2)	Net income before loss on extinguishment of debt and non-recurring tax (benefit) provision totaled $3.1 million for the six months ended June 30, 2006. On this adjusted basis, common stock equivalents included in the fully diluted share count above for the six months ended June 30, 2006 above was 283,145.

About Town Sports International Holdings, Inc.:
Town Sports International Holdings, Inc. and Subsidiaries owned and operated 150 fitness clubs and partly owned and operated two additional clubs as of June 30, 2007. The Company operated 103 clubs in the New York metropolitan market, 21 clubs in the Boston market, 18 clubs in the Washington, D.C. market, seven clubs in the Philadelphia market and three clubs in Switzerland. These 152 clubs collectively served approximately 478,000 members. For more information on TSI visit http://www.mysportsclubs.com.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
Integrated Corporate Relations, Joseph Teklits
(203) 682-8258
joseph.teklits@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2006 and June 30, 2007
(All figures in $’000s)
(Unaudited)

	December 31,	June 30,
	2006	2007

ASSETS

Current assets:
Cash and cash equivalents	$6,810	$16,856
Accounts receivable, net	8,028	9,329
Inventory	435	394
Prepaid expenses and other current assets	14,757	14,949

Total current assets	30,030	41,528
Fixed assets, net	281,606	298,227
Goodwill	50,112	50,099
Intangible assets, net	922	671
Deferred tax asset, net	32,437	38,708
Deferred membership costs	15,703	16,754
Other assets	12,717	12,820

Total assets	$423,527	$458,807

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Current portion of long-term debt	$181	$1,967
Accounts payable	9,972	9,745
Accrued expenses	33,220	32,200
Accrued interest	3,466	891
Corporate income taxes payable	2,577	3,627
Deferred revenue	38,980	44,711

Total current liabilities	88,396	93,141
Long-term debt	280,948	299,618
Deferred lease liabilities	54,929	58,364
Deferred revenue	5,807	5,976
Other liabilities	11,276	13,853

Total liabilities	441,356	470,952
Commitments and contingencies	—	—
Stockholders’ deficit:
Class A voting common stock	26	26
Paid-in capital	(21,068)	(17,937)
Accumulated other comprehensive income (currency translation adjustment)	539	527
Retained earnings	2,674	5,239

Total stockholders’ deficit	(17,829)	(12,145)

Total liabilities and stockholders’ deficit	$423,527	$458,807

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2006 and 2007
(All figures in $’000s except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007

Revenues:
Club operations	$107,659	$118,128	$210,582	$232,468
Fees and other	1,810	1,650	2,913	2,687

	109,469	119,778	213,495	235,155

Operating Expenses:
Payroll and related	40,591	44,563	81,487	89,314
Club operating	36,781	37,938	71,251	77,302
General and administrative	8,106	9,122	15,967	16,880
Depreciation and amortization	10,400	11,731	20,786	22,822

	95,878	103,354	189,491	206,318

Operating Income	13,591	16,424	24,004	28,837
Loss on extinguishment of debt	8,667	—	8,667	12,521
Interest expense	10,395	6,393	21,083	13,409
Interest income	(662)	(279)	(1,387)	(538)
Equity in the earnings of investees and rental income	(475)	(482)	(908)	(904)

Income (loss) before provision (benefit) for corporate income taxes	(4,334)	10,792	(3,451)	4,349
Provision (benefit) for corporate income taxes	(1,682)	4,426	(664)	1,784

Net income (loss)	$(2,652)	$6,366	$(2,787)	$2,565

Earnings (loss) per share:
Basic	$(0.13)	$0.24	$(0.14)	$0.10
Diluted	$(0.13)	$0.24	$(0.14)	$0.10
Weighted average number of shares used in calculating earnings (loss) per share:
Basic	20,660,229	26,142,383	19,500,419	26,070,219
Diluted	20,660,229	26,656,341	19,500,419	26,572,355

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2006 and 2007
(All figures in $’000s)
(Unaudited)

	Six Months
	Ended June 30,
	2006	2007
Cash flows from operating activities:
Net income (loss)	$(2,787)	$2,565

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,786	22,822
Non-cash interest expense on Senior Discount Notes	8,398	6,029
Loss on extinguishment of debt	8,667	12,521
Amortization of debt issuance costs	815	443
Noncash rental expense, net of noncash rental income	(42)	886
Compensation expense incurred in connection with stock options	574	355
Net changes in certain operating assets and liabilities	13,771	4,860
Increase in deferred tax asset	(3,782)	(6,271)
Landlord contributions to tenant improvements	3,271	3,686
Increase in reserve for self-insured liability claims	1,551	1,304
Increase in deferred membership costs	(2,901)	(1,051)
Other	86	10

Total adjustments	51,194	45,594

Net cash provided by operating activities	48,407	48,159

Cash flows from investing activities:
Capital expenditures	(26,004)	(42,142)

Net cash used in investing activities	(26,004)	(42,142)

Cash flows from financing activities:
Proceeds from New Credit Facility	—	185,000
Costs related to issuance of New Credit Facility	—	(2,634)
Repayment of Senior Notes	(85,001)	(169,999)
Premium paid on extinguishment of debt and related costs	(7,072)	(9,309)
Proceeds from initial public equity offering, net of underwriting discounts and offering costs	91,796	—
Repayment of long term borrowings	(742)	(575)
Change in book overdraft	(986)	(1,230)
Repurchase of common stock	(433)	—
Excess tax benefit from stock option exercises	—	1,036
Proceeds from exercise of stock options	85	1,740

Net cash provided by (used in) financing activities	(2,353)	4,029

Net increase in cash and cash equivalents	20,050	10,046
Cash and cash equivalents at beginning of period	51,304	6,810

Cash and cash equivalents at end of period	$71,354	$16,856

Summary of change in certain operating assets and liabilities:
Increase in accounts receivable	$(877)	$(2,322)
Decrease (increase) in inventory	(123)	41
(Increase) decrease in prepaid expenses and other current assets	650	(1,207)
(Decrease) increase in accounts payable, accrued expenses and accrued interest	1,779	1,396
Change in prepaid corporate income taxes and corporate income taxes payable	3,015	1,050
Increase in deferred revenue	9,327	5,902

Net changes in certain operating assets and liabilities	$13,771	$4,860

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) to EBITDA
For the three and six months ended June 30, 2006 and 2007
(All figures in $’000s)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2007	% Chg.	2006	2007	% Chg.

Net income (loss)	$(2,652)	$6,366		$(2,787)	$2,565
Provision (benefit) for corporate income taxes	(1,682)	4,426		(664)	1,784
Loss on extinguishment of debt	8,667	—		8,667	12,521
Interest expense, net of interest income	9,733	6,114		19,696	12,871
Depreciation and amortization	10,400	11,731		20,786	22,822

EBITDA	$24,466	$28,637	17.0%	$45,698	$52,563	15.0%

EBITDA Margin	22.3%	23.9%		21.4%	22.4%
Non GAAP Financial Measures:
EBITDA is defined as earnings before interest, taxes, depreciation and amortization and loss on extinguishment of debt. EBITDA provides useful information regarding the Company’s operating performance and financial condition, subject to the limitations described below. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income (loss) or cash flow data prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) or as a measure of the Company’s profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies. EBITDA margin is defined as EBITDA as a percentage of consolidated revenue.
The Company believes that EBITDA is used by some investors, analysts and other parties to measure the Company’s performance over time. Management believes that providing this additional information is useful in understanding the Company’s ability to meet capital expenditures and working capital requirements and to better assess and understand operating performance. The measure allows investors, analysts and other parties to better evaluate the Company’s financial performance and prospects in the same manner as management.
Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements under the caption “2007 Business Outlook” and other statements regarding future financial results and performance and potential sales revenue are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements under the caption “2007 Business Outlook,” other statements regarding future financial results and performance and potential sales revenue, other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including the level of market demand for the Company’s services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of federal and state tax laws and regulations, and other specific factors discussed herein and in other releases and public filings made by the Company (including Forms 10-K and 10-Q filed with the Securities and Exchange Commission); accordingly, actual results could differ materially from any such forward-looking statement. The forward-looking statements speak only as of the date hereof and the Company does not intend to update this information to reflect developments or information obtained after the date hereof and the Company disclaims any legal obligation to the contrary.